UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): July 2, 2018

BioVie Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55292	46-2510769
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cummings Center, Suite 247-C Beverly, MA 01915
(Address of principal executive offices, including zip code)

(312) 283-5793
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On July 3, 2018, BioVie, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Acuitas Group Holdings, LLC (“Acuitas”) and certain other purchasers identified in the Purchase Agreement (together with Acuitas, the “Purchasers”) pursuant to which (i) the Purchasers agreed to purchase an aggregate of 2,133,332 shares of the Company’s newly created Series A Convertible Preferred Stock (the “Preferred Stock”) at a price per share of $1.50 per share of Preferred Stock (the “Initial Sale”) and (ii) the Company will issue associated warrants (the “Warrants”) to purchase 213,333,200 shares of the Company’s Class A Common Stock (the “Common Stock”), each subject to the terms and conditions set forth in the Purchase Agreement, for an aggregate consideration of $3.2 million. Acuitas also received an additional 833,333 Warrants in connection with the payoff of a note issued by the Company in favor of Acuitas. The Initial Sale and issuance of the Warrants occurred on July 3, 2018.

In addition, Acuitas has the option to purchase up to an additional 200,000,000 shares of Common Stock at a price per share of $0.015, and associated warrants on the same terms as the Warrants, within two weeks following the one year anniversary of the closing of the Initial Sale (the “Subsequent Sale”) in the event that the Company has not obtained $3,000,000 of funding through various non-dilutive grants prior to the one year anniversary of the closing of the Initial Sale.

Each share of Preferred Stock will automatically convert into 100 shares of Common Stock upon the filing with the Secretary of State of the State of Nevada of a Certificate of Amendment to the Company’s Articles of Incorporation (the “Amendment”) that increases the number of authorized shares of Common Stock to 800,000,000. The Amendment was approved by the written consent of the holders of more than a majority of the Company’s issued and outstanding Common Stock on July 3, 2018, and will be filed with the Secretary of State of the State of Nevada 20 calendar days following the distribution of the Company’s Definitive Information to be filed with the Securities and Exchange Commission. See the heading “Series A Convertible Preferred Stock” below for additional information related to the Preferred Stock.

The purchase price of the Preferred Stock in the Initial Sale, the exercise price of the Warrants, and the Common Stock in the Subsequent Sale is subject to adjustment. First, in the event that the volume weighted average price of the Common Stock during the five trading day period following July 3, 2018 is less than $0.015 per share, the price per share of Common Stock, the associated conversion ratio of the Preferred Stock, and the exercise price of the Warrants shall be retroactively adjusted to reflect such lower price. Second, in the event that Mallinckrodt Pharmaceuticals Ireland Limited prevails in any proceeding which results in the useful life of the Company’s current intellectual property rights being reduced by more than 75 percent, then the price per share of Common Stock, the associated conversion ratio of the Preferred Stock, and the exercise price of the Warrants shall be retroactively adjusted to 50 percent of the then-effective price per share of Common Stock under the Purchase Agreement (for example, if the then-effective price per share of Common Stock is $0.015, then following such event, the price per share will be $0.0075). In each case, the Company may be required to issue additional shares of Common Stock, but in no event will the Company be required to pay cash, to reflect such lower price per share.

The Purchase Agreement contained customary representations and warranties. In connection with the disclosure schedule associated with the representations and warranties, the Company also disclosed customary information, including the following: (i) the existence of the Mallinckrodt Pharmaceuticals Ireland Limited petition before the US Patent Trial and Appeal Board, (ii) the current capitalization of the Company, (iii) the Company’s obligation to pay a royalty on the net sales of BIV201 (continuous infusion terlipressin) in the amount of five percent to be allocated four percent to LAT Pharma LLC members, 0.4 percent to PharmaIn Corporation and 0.6 percent to The Barrett Edge, Inc. pursuant to the Agreement and Plan of Merger, dated April 11, 2016, by and between LAT Pharma LLC and the Company, (iv) the Company’s obligation to pay a royalty of five percent on net sales of all terlipressin products covered by specified patents up to a maximum of $200,000 per year pursuant to the Technology Transfer Agreement, dated July 25, 2016, by and between the Company and the University of Padova (Italy), and (v) certain recent issuances of Common Stock by the Company.

Pursuant to the Purchase Agreement, Terren Peizer, the Chairman of Acuitas, was appointed as a member of the Company’s Board of Directors (the “Board”) and as the Chief Executive Officer of the Company, effective July 3, 2018. There are no family relationships between Mr. Peizer and any other director or officer.

Mr. Peizer is 58 years old. He has served as the Chief Executive Officer and Chairman of the Board of Directors of Catasys, Inc., a healthcare company, since 2003. Mr. Peizer is also the founder, Chairman and CEO NeurMedix, Inc., a biotechnology company with a focus on inflammatory, neurological and neuro-degenerative diseases. In addition to his roles with Catasys and NeurMedix, Mr. Peizer is Chairman of Acuitas Group Holdings, LLC, his personal investment vehicle, and holding company that is the owner of all of his portfolio company interests. Through Acuitas, Mr. Peizer owns Acuitas Capital, LLC, an industry leader in investing in micro and small capitalization equities, having invested over $1.5 billion directly into portfolio companies. Mr. Peizer has been the largest beneficial shareholder of, and has held various senior executive positions with, several other publicly-traded growth companies, including having served as Chairman of Cray, Inc. a supercomputer company. Mr. Peizer has a background in venture capital, investing, mergers and acquisitions, corporate finance, and previously held senior executive positions with the investment banking firms Goldman Sachs, First Boston, and Drexel Burnham Lambert. He received his B.S.E. in Finance from The Wharton School of Finance and Commerce. The Company believes that Mr. Peizer’s extensive knowledge and experience in the financial and healthcare industries, and his extensive insight and experience with capital markets and publicly traded companies at all stages of development, qualifies him to serve as our CEO and on our board of directors. Mr. Peizer’s compensation, including any base compensation, stock awards, and any incentive compensation, will be determined in the future by the Board.

Jonathan Adams, the Company’s prior Chief Executive Officer and a member of the Board, effective upon the appointment of Mr. Peizer, resigned as the Chief Executive Officer, was appointed as the Company’s President and Chief Operating Officer, and will continue to serve as a member of the Board.

The issuance of the Preferred Stock, the Warrants and the underlying common stock under the Purchase Agreement is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act.

Common Stock Warrants

The Warrants have an exercise price per share of common stock equal to $0.018 (or 120 percent of the price per share of Common Stock equivalent under the Purchase Agreement), subject to adjustment as provided in the Purchase Agreement and in the event of certain stock dividends and distributions, stock splits, distributions of indebtedness or assets, or similar events affecting the Common Stock. In the event that the Company issues additional shares of Common Stock at a price per share less than the then-current exercise price of the Warrants, then the exercise price shall be reduced to such lower price. The Warrants are exercisable upon issuance and will expire six years after issuance and include a cashless exercise feature. The Warrants do not contain voting rights or any of the other rights or privileges of Common Stock.

Series A Convertible Preferred Stock

On July 2, 2018, in anticipation of the closing of the Initial Sale under the Purchase Agreement, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada. The Certificate of Designation authorized the Company to issue 2,133,332 shares of Preferred Stock. Each share of Preferred Stock will automatically convert into 100 shares of Common Stock, subject to certain adjustments, upon the filing of the Amendment.

The Preferred Stock is entitled to vote on an as-converted to Common Stock basis. In the event of a dividend or other distribution by the Company, the Preferred Stock is entitled to payment on a pari passu basis with the Common Stock.

Copies of the Purchase Agreement, the Warrants and the Certificate of Designation are filed as Exhibits 3.1, 4.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing description of the terms of the Purchase Agreement, the Warrants and the Certificate of Designation is only a summary of the material terms of the Purchase Agreement, the Warrants and the Certificate of Designation and does not purport to be complete. Such description is qualified in its entirety by reference to such exhibits.

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, including statements related to the closing under the Purchase Agreement and the use of proceeds therefrom. The words “may,” “will,” “could,” “would,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s SEC filings. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained above in Item 1.01 with respect to the Warrants is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained above in Item 1.01 with respect to the Certificate of Designation is hereby incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained above in Item 1.01 with respect to the appointment of Mr. Peizer and Mr. Adams is hereby incorporated by reference into this Item 5.02.

In connection with the Purchase Agreement, Mr. Adams also entered into an amendment to his employment agreement to (i) extend the term of the employment agreement through July 3, 2019, and (ii) provide for a lump sum payment in the event of Mr. Adam's death during the term of the agreement or in the event Mr. Adams is terminated for any reason other than for good cause, as such term is used in the employment agreement, in each case such lump sum payment shall be equal to Mr. Adams' base salary for the remainder of the term of the agreement.

The foregoing description of the amendment to Mr. Adams employment agreement is qualified in its entirety by reference to the text of the amendment, a copy of which the Company plans to file as an exhibit to its Annual Report on Form 10-K for the period ending June 30, 2018.

Item 5.03 Amendment to Articles of Incorporation of Bylaws; Change in Fiscal Year.

Certificate of Designation

The information contained above in Item 1.01 with respect to the Certificate of Designation is hereby incorporated by reference into this Item 5.03.

Bylaws

The Company also amended its Bylaws to clarify the role of the President and to separate the role of the President and the Chief Executive Officer.

The foregoing description of the amendment to the Bylaws is qualified in its entirety by reference to the text of the amendment, a copy of which the Company plans to file as an exhibit to its Annual Report on Form 10-K for the period ending June 30, 2018.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series A Convertible Preferred Stock of BioVie Inc., as filed with the Nevada Secretary of State on July 2, 2018.
4.1	Form of Common Stock Purchase Warrant
10.1	Securities Purchase Agreement, dated as of July 3, 2018, by and among BioVie Inc., Acuitas Group Holdings, LLC and the Purchasers identified therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 3, 2018	BIOVIE INC.

	By:	/s/ Jonathan Adams
Jonathan Adams
Chief Operating Officer